UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2004

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Form of Del Monte Foods Company 2002 Stock Incentive Plan Stand-Alone Stock Appreciation Right Agreement.

On September 22, 2004, the Compensation Committee of the Del Monte Foods Company Board of Directors approved the grant of stock appreciation rights settled in stock (SARs) under the Company’s 2002 Stock Incentive Plan (“Plan”) for Company vice presidents and above, as well as other key employees. Each of the Company’s current named executive officers received a grant. The SARs consisted of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) would be equal, with respect to the number of shares granted, to the excess of (i) Fair Market Value of Common Stock on the date or dates upon which the SAR, or any portion thereof, was converted into Common Stock, over (ii) the Conversion Price. The conversion price of the SARs was equal to 100% of fair market value of the Company’s common stock on the date of grant. Additionally, the SARs vested over four years (25% per year) and expired ten years after the date of grant.

On December 7, 2004, in light of the enactment of The American Jobs Creation Act of 2004 and other considerations, the Compensation Committee revised the form Stand-Alone Stock Appreciation Right Agreement to provide that the Compensation Committee, in its sole discretion, would have the ability to substitute, without receiving Participant’s permission, options to purchase Common Stock for the SARs granted, or any outstanding portion thereof; provided that (i) the vesting and expiration terms of any such substituted option was the same as the SARs grant, (ii) the exercise price of any such substituted option was equal to the Conversion Price, and (iii) the exercisability and transferability terms of any such substituted option were as set forth in the Plan and in compliance with applicable law; provided further that, the Compensation Committee also shall have the ability to revert, without receiving Participant’s permission, any unvested substituted option to purchase Common Stock back to an equivalent SAR, in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant. The revised form of Stand-Alone Stock Appreciation Right Agreement as adopted by the Compensation Committee on December 7, 2004 is attached as Exhibit 10.1 hereto. The foregoing summary of the terms of the Stand-Alone Stock Appreciation Right Agreement, as revised, is qualified in its entirety by reference to Exhibit 10.1 hereto.

On December 7, 2004, in accordance with and pursuant to the terms of the revised form Stand-Alone Stock Appreciation Right Agreement, the Compensation Committee converted all of the SARs granted on September 22, 2004 into stock options.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.1	Form of Del Monte Foods Company 2002 Stock Incentive Plan Stand-Alone Stock Appreciation Right Agreement, adopted as of December 7, 2004 **

**	indicates a management contract or compensatory plan or arrangement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: December 10, 2004	By:	/s/ James Potter Name: James Potter Title: Secretary

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EXHIBIT INDEX

Exhibit	Description

10.1	Form of Del Monte Foods Company 2002 Stock Incentive Plan Stand-Alone Stock Appreciation Right Agreement, adopted as of December 7, 2004 **

**	indicates a management contract or compensatory plan or arrangement

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